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                                                                       EXHIBIT 5


                                Sidley & Austin
                            One First National Plaza
                            Chicago, Illinois 60603



                                  May 22, 1998



First Commonwealth, Inc.
Suite 600
444 North Wells Street
Chicago, Illinois  60610

     Re:  First Commonwealth, Inc.
          Registration Statement on Form S-8
          ----------------------------------

Ladies and Gentlemen:

     We are counsel to First Commonwealth, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance and delivery of up to 200,000 shares of common stock, par value $.001 per share, of the Company, including associated preferred stock purchase rights (the "1995 Plan Shares"), to be issued and delivered pursuant to the First Commonwealth, Inc. 1995 Long-Term Incentive Plan (the "1995 Plan").

     In rendering this opinion, we have examined and relied upon a copy of the 1995 Plan and the Registration Statement, including the related Prospectus. We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

     Based on the foregoing, we are of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2. The 1995 Plan Shares will be legally issued, fully paid and nonassessable when (i) the Registration Statement shall have become effective under the Securities Act; (ii) the 1995 Plan Shares shall have been duly issued and delivered in the manner contemplated by the 1995 Plan; and (iii) certificates representing the 1995 Plan Shares shall have been duly executed, countersigned and registered and duly delivered to the persons entitled thereto against receipt of the agreed consideration therefor (not less than the par value thereof) in accordance with the 1995 Plan.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the issuance and delivery of the 1995 Plan Shares.
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First Commonwealth, Inc.
May 22, 1998
Page 2


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our Firm in or made a part of the Registration Statement.

                                  Very truly yours,



                                   SIDLEY & AUSTIN